EXHIBIT 5

                               McGlinchey Stafford
                    A Professional Limited Liability Company
                               643 Magazine Street
                        New Orleans, Louisiana 70130-3477
                                 (504) 586-1200

                                  May 22, 1997

Pride Petroleum Services, Inc.
1500 City West Boulevard, Suite 400
Houston, Texas  77042

        Re: Offering of 387,200 shares of Common Stock, no par value, of Pride Petroleum Services, Inc.

Gentlemen:

        We are acting as special Louisiana counsel to Pride Petroleum Services, Inc., a Louisiana corporation (the "Company"). We have been asked to render certain opinions in connection with the Registration Statement (the "Registration Statement") on Form S-8 to be filed by the Company on or about
May 22, 1997 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the Company's no par value Common Stock ("Common Stock"). As set forth in the Registration Statement, certain legal matters involving Louisiana law are being passed upon by us for the Company. The Registration Statement relates to the offering of 387,200 shares of Common Stock (the "Shares") to be sold by the Company. The Shares are being issued and sold pursuant to the exercise of options (the "Options") granted pursuant to the form of Agreement For Stock Options (the "Option Agreement Form") to be executed by the Company and each of the Option holders (the "Holders"). The Options replace options originally granted to the Holders under the Forasol-Foramer N.V. 1996 Long-Term Incentive Plan assumed by the Company pursuant to the purchase agreement (the "Purchase Agreement") dated as of December 16, 1996 by and among the Company, Forasol-Foramer N.V. and certain shareholders of Forasol-Foramer N.V. Unless otherwise defined,
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Pride Petroleum Services, Inc.
May 22, 1997
Page 2

capitalized terms used herein shall have the respective meaning set forth in the Registration Statement.

        We do not represent the Company on a general or regular basis and, accordingly, have no detailed information concerning its business or operations. In our capacity as special Louisiana counsel to the Company in connection with this opinion, we have reviewed the following documents: (i) a copy of the Amended and Restated Articles of Incorporation of the Company, as amended, certified by the Louisiana Secretary of State (the "Articles of Incorporation");
(ii) a copy of the Bylaws of the Company, certified by the Corporate Secretary (the "Bylaws"); (iii) an original Certificate of Good Standing for the Company from the Louisiana Secretary of State dated May 13, 1997; (iv) the Registration Statement; (v) a copy of the Option Agreement Form; (vi) an executed copy of the Purchase Agreement; (vii) resolutions of the Board of Directors (or appropriate committees thereof) of the Company, certified by the Corporate Secretary; (viii) a copy of the Pride Petroleum Services Inc. Long-Term Incentive Plan (the "Pride Plan"), certified by the Corporate Secretary; and (ix) such other documents as we have deemed relevant or necessary as a basis for the opinions hereinafter set forth. In giving such opinions, we have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates, without undertaking to verify the same by independent investigation.

        For purposes of this opinion we have assumed, with your permission and without independent investigation the following:

        (i) the genuineness of all signatures on all documents and certificates referred to herein or relied upon by us, and the conformity to original documents of documents submitted to us as conformed, certified, or photostatic copies;

        (ii) the accuracy of all statements of fact set forth in the Registration Statement and (A) that certain Proxy Statement/Prospectus (Registration No. 333-20293) (the "Proxy Statement/Prospectus") filed by the Company on January 31, 1997, with the Commission under the Securities Act of 1933, as amended (the "Act"), relating to the Common Stock; (B) that certain Registration Statement on Form S-3 (Registration No. 333-21385) (the "S-3 Registration Statement"), as amended, filed by the Company on February 7, 1997 with the Commission relating to the Common Stock; and (C) the Prospectus dated April 4, 1997 relating to up to $500,000,000 of the Company's debt securities and Common Stock as supplemented by the Prospectus Supplement dated May 1, 1997 relating to the Common Stock and the Prospectus
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Pride Petroleum Services, Inc.
May 22, 1997
Page 3

Supplement dated May 2, 1997 relating to the Senior Notes due 2007 (together, the "Prospectus"; together with the Proxy Statement/Prospectus and the S-3 Registration, the "Prior SEC Filings");

        (iii) the Shares are included in the Common Stock that have been duly reserved for issuance by the Company upon exercise of outstanding stock options and warrants, as more fully set forth in the Prior SEC Filings;

        (iv) the Company has not (i) declared or issued a stock dividend or stock split; (ii) issued stock rights, options or warrants to holders of the Common Stock, except as set forth in the S-3 Registration Statement; or (iii) entered into any other transaction which would require adjustment to the Conversion Price (as defined herein) of the Convertible Subordinated Debentures due February 15, 2006 as provided in Section 13.5 of that certain Indenture between the Company and Marine Midland Bank dated January 26, 1996 (the "Indenture"). As used herein, "Conversion Price" shall have the meaning ascribed to it in Section 13.5 of the Indenture;

        (v) the Company has complied with and will continue to comply with the terms and conditions of the Pride Plan and the Pride Plan is currently in effect having neither been rescinded, modified, or otherwise amended;

        (vi) the Option Agreement Form (when executed and delivered by the parties thereto) will accurately set forth the Options granted to each Holder and the purchase price (expressed in dollars) to be paid by each Holder upon the exercise of the Options;

        (vii) the execution of the Option Agreement Form and the granting of the Options to the Holders will not violate any provision of the Pride Plan or any other document or agreement binding on the Company; and

        (viii) upon exercise of the Options by the Holders, the Company will issue stock certificates, valid in form and properly executed.

        We have made no investigation or inquiry to determine the accuracy of the foregoing assumptions and are not responsible for the effect of the inaccuracy of any of these assumptions on the opinions expressed herein.

        Subject to the foregoing assumptions, and the qualifications and exceptions set forth below, we are of the opinion that:
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Pride Petroleum Services, Inc.
May 22, 1997
Page 4

        1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Louisiana; and

        2. Upon the issuance and sale of the Shares by the Company pursuant to the Option Agreement Form and upon receipt by the Company of the consideration as provided in the Option Agreement Form, such Shares will be duly authorized, validly issued, fully paid and nonassessable.

        The opinions set forth above are subject to the following qualifications and exceptions:

        (1) This Opinion is rendered solely as to matters of Louisiana law, and we do not purport to express any opinion herein concerning any law other than the laws of the State of Louisiana. We are not opining as to any federal or state securities or employment laws or laws of the United States of America. To the extent, if any, that the laws of any jurisdiction other than the State of Louisiana may be applicable to any of the transactions or documents referred to herein, we express no opinion with respect to any such laws or their effect on any of the transactions or documents.

        (2) Our opinions are limited to the specific issues addressed herein and are limited in all respects to laws and facts existing on the date of this letter. We undertake no responsibility to advise you of any changes in the law or the facts after the date hereof that would alter the scope or substance of the opinions expressed herein.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                        Very truly yours,


                                        MCGLINCHEY STAFFORD,
                                        A Professional Limited Liability Company